SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 4, 1999


                                  Synetic, Inc.
             (Exact name of Registrant as specified in its charter)


  Delaware                         0-17822                       22-2975182
(State or other            (Commission File Number)           (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


River Drive Center II, 669 River Drive, Elmwood, New Jersey             07407
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:               (201) 703-3400

Item 7.  Financial Statements and Exhibits.


(a)      Financial statements of businesses acquired.                       Page

         Audited financial statements of The KippGroup
         for the period ended December 31, 1998 and 1997
         together with auditors' report.                                    F-1


(c)      Exhibits.

         23.1   Consent of Arthur Andersen LLP.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SYNETIC, INC.



Date:   June 4, 1999                 By:     /s/ Charles A. Mele
                                     -------------------------------------------
                                     Name:   Charles A. Mele
                                     Title:  Executive Vice President and
                                             General Counsel

                                  EXHIBIT INDEX


Exhibit
  No.          Description
-------        -----------

  23.1         Consent of Arthur Andersen LLP.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
  The KippGroup:


We have audited the accompanying balance sheets of THE KIPPGROUP (a California corporation) as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The KippGroup as of December 31, 1998 and 1997, and the results of their income and their cash flows for the years then ended in conformity with generally accepted accounting principles.






                                        ARTHUR ANDERSEN LLP

Orange County, California
March 19, 1999

                                  THE KIPPGROUP

                                 BALANCE SHEETS


                                     ASSETS


                                                         December 31,   December 31,
                                                            1998            1997
                                                         ------------   ------------
CURRENT ASSETS:
  Cash and cash equivalents                              $ 2,608,449    $ 1,607,147
  Marketable investments                                       -            742,801
  Accounts receivable, net of allowance for doubtful
    accounts of $61,000 and $250,000 at December 31,
    1998 and 1997, respectively                            2,710,868      3,322,283
  Related party receivable                                     -            263,789
  Inventories                                              1,871,500      2,272,697
  Prepaid expenses                                           149,830         72,448

                                                         -----------    -----------
          Total current assets                             7,340,647      8,281,165

PROPERTY, PLANT AND EQUIPMENT, net                         8,522,603      8,234,261

OTHER ASSETS                                                  28,685         14,383
                                                         -----------    -----------

          Total assets                                   $15,891,935    $16,529,809
                                                         ===========    ===========























      The accompanying notes are an integral part of these balance sheets.

                                  THE KIPPGROUP

                                 BALANCE SHEETS


                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                        December 31,    December 31,
                                                           1998            1997
                                                        ------------    ------------
CURRENT LIABILITIES:
  Accounts payable                                      $   597,780     $ 1,203,988
  Accrued bonus                                              82,001         321,830
  Accrued vacation                                          154,190         164,057
  Other accrued expenses                                    265,213         326,341
  Notes payable - lines of credit                           454,466       1,213,873
  Customer deposits                                         473,554         815,535
  Current portion of long-term debt                         526,809         628,819
  Current portion of capital lease obligations              377,201         236,141

                                                        -----------     -----------
          Total current liabilities                       2,931,214       4,910,584
                                                        -----------     -----------
LONG TERM DEBT, net of current portion                    2,335,418       2,218,882
                                                        -----------     -----------
CAPITAL LEASE OBLIGATIONS, net of current portion           669,116         626,773
                                                        -----------     -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 75,000 shares
    authorized, 2,000 shares issued and outstanding
    at December 31, 1998 and 1997                         3,181,328       3,181,328
  Retained earnings                                       6,774,859       5,517,708
  Accumulated other comprehensive income
     (marketable investments valuation adjustment)            -              74,534
                                                        -----------     -----------
          Total stockholders' equity                      9,956,187       8,773,570
                                                        -----------     -----------
          Total liabilities and stockholders' equity    $15,891,935     $16,529,809
                                                        ===========     ===========
















      The accompanying notes are an integral part of these balance sheets.

                                  THE KIPPGROUP

                              STATEMENTS OF INCOME


                                                               Year Ended      Year Ended
                                                              December 31,    December 31,
                                                                 1998            1997
                                                              ------------    ------------
REVENUES                                                      $24,180,590     $22,186,556
COST OF SALES                                                  14,964,842      14,009,957
                                                              -----------     -----------
      Gross profit                                              9,215,748       8,176,599
                                                              -----------     -----------
OPERATING EXPENSES:
  Selling                                                       1,245,667       1,243,724
  General and administrat                                       2,797,063       2,740,650
  Research and development                                        246,640         226,630
                                                              -----------     -----------
      Total operating expenses                                  4,289,370       4,211,004
                                                              -----------     -----------
          Income before other income (expense)                  4,926,378       3,965,595
                                                              -----------     -----------
OTHER INCOME (EXPENSE):
   Interest expense, net of interest income of
     $112,915 and $54,692 for the years ended
      December 31, 1998 and 1997, respectively                   (306,290)       (194,789)
   Dividends received                                               4,421          63,517
   Gain on sale of marketable securities                          244,461           7,632
   Other income                                                    15,502         105,004
                                                              -----------     -----------
              Total other income (expense)                        (41,906)        (18,636)
                                                              -----------     -----------
                 Income before provision for income taxes       4,884,472       3,946,959

PROVISION FOR INCOME TAXES                                         36,660             800
                                                              -----------     -----------
NET INCOME                                                    $ 4,847,812     $ 3,946,159
                                                              ===========     ===========
OTHER COMPREHENSIVE INCOME:
   Net income                                                   4,847,812       3,946,159
   Unrealized gain on marketable investments -
     Unrealized holding gains, net                                244,461          15,841
     Less gains included in net income                           (244,461)         (7,632)
                                                              -----------     -----------
          Total comprehensive income                                 -              8,209
                                                              -----------     -----------
COMPREHENSIVE INCOME                                          $ 4,847,812     $ 3,954,368
                                                              ===========     ===========









        The accompanying notes are an integral part of these statements.

                                  THE KIPPGROUP

                        STATEMENT OF STOCKHOLDERS' EQUITY



                                                                 Accumulated
                                                                    Other
                                                                Comprehensive
                                                                   Income
                                                                 (Marketable
                                                                 Investments
                                   Common        Retained         Valuation
                                    Stock        Earnings        Adjustment)      Total
                                   ------        --------        -----------      -----
BALANCE, December 31, 1996         $3,181,328    $3,546,087        $66,325      $6,793,740

    Distributions                          --    (1,974,538)            --      (1,974,538)

    Marketable investments
    valuation adjustment                   --            --          8,209           8,209

    Net income                             --     3,946,159             --       3,946,159

BALANCE, December 31, 1997          3,181,328     5,517,708         74,534       8,773,570

    Distributions                          --    (3,590,661)            --      (3,590,661)

    Marketable investments
    valuation adjustment                   --            --        (74,534)        (74,534)

    Net income                                    4,847,812                      4,847,812
                                   ----------    ----------        -------      ----------
BALANCE, December 31, 1998         $3,181,328    $6,774,859             --      $9,956,187
                                   ==========    ==========                     ==========





        The accompanying notes are an integral part of these statements.

                                  THE KIPPGROUP

                            STATEMENTS OF CASH FLOWS


                                                            Year Ended       Year Ended
                                                           December 31,     December 31,
                                                              1998             1997
                                                           ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                              $ 4,847,812      $ 3,946,159
    Adjustments to reconcile net income to net cash
     provided by operating activities-
        Depreciation and amortization                        1,593,911        1,242,932
        Gain on sale of marketable securities                 (244,461)          (7,632)
        Gain on sale of fixed assets                              -             (66,221)
        Changes in assets and liabilities:
        Accounts receivable                                    611,415       (1,812,934)
        Related party receivable                               263,789           14,615
        Inventories                                           (401,197)        (736,828)
        Prepaid expenses                                       (77,382)         (14,535)
        Other assets                                           (14,302)          42,624
        Accounts payable                                      (606,208)         763,719
        Accrued bonus                                         (239,829)         (10,354)
        Accrued vacation                                        (9,867)         (24,232)
        Other accrued expenses                                 (61,128)          25,696
        Customer deposits                                     (341,981)         217,621
                                                           -----------      -----------
          Net cash provided by operating activities          6,122,966        3,580,630
                                                           -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment                 (1,380,317)      (4,081,766)
  Proceeds from sale of equipment                               18,691           68,000
  Purchase of marketable securities                             (3,079)        (413,482)
  Proceeds from sale of marketable securities                  915,808          348,167
                                                           -----------      -----------
          Net cash used in investing activities               (448,897)      (4,079,081)
                                                           -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease (increase) in notes payable -
     lines of credit, net                                      (66,159)       3,238,180
  Principal payments on long-term debt                        (678,722)        (713,368)
  Principal payments on capital lease
    obligations                                               (337,225)        (132,737)
  Net stockholders' distributions                           (3,590,661)      (1,974,538)
                                                           -----------      -----------


          Net cash (used in) provided by financing
            activities                                      (4,672,767)         417,537
                                                           -----------      -----------


                                                            Year Ended       Year Ended
                                                           December 31,     December 31,
                                                              1998             1997
                                                           ------------     ------------
NET INCREASE (DECREASE) IN CASH                            $ 1,001,302      $   (80,914)

CASH AND CASH EQUIVALENTS, beginning of year                 1,607,147        1,688,061
                                                           -----------      -----------
CASH AND CASH EQUIVALENTS, end of year                     $ 2,608,449      $ 1,607,147
                                                           ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid during the year for:
      Income taxes                                         $       800      $       800
                                                           ===========      ===========
      Interest                                             $   407,532      $   250,058
                                                           ===========      ===========

SUPPLEMENTAL DISCLOSURE OF NON CASH
  INVESTING AND FINANCING ACTIVITIES:
    Equipment acquired under capital lease
        arrangements                                       $   520,628      $   712,365
                                                           ===========      ===========
      Conversion of borrowings on lines of credit to
        long-term debt                                     $   693,248      $ 2,158,160
                                                           ===========      ===========

























        The accompanying notes are an integral part of these statements.

                                  THE KIPPGROUP


                          NOTES TO FINANCIAL STATEMENTS




1.       Business Activity

The KippGroup (the Company) engineers and manufactures plastic injection molds and injection molded medical devices, and manufactures and sells medical components and devices.

2.       Summary of Significant Accounting Policies

         Revenue Recognition

         The Company generally records revenue when products are shipped. However, from time to time, the Company retains manufactured plastic injection molds sold to customers. The Company records revenue on these molds when the manufacturing of the mold is complete and the customer has been invoiced.

         Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid temporary cash investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         Investments

         Statement of Financial Accounting Standards No. 115, "Accounting For Certain Debt and Equity Securities" (SFAS No. 115) requires that all applicable investments be classified as trading securities, available-for-sale securities or held-to-maturity securities. At December 31, 1997, all investments were classified as available for sale. During the year ended December 31, 1998, the Company sold all of its investments.

         Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or market. Cost includes material, labor and manufacturing overhead.

         Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Costs for molds manufactured by the Company include material, labor, overhead and validation costs. Validation costs are incurred to provide additional assurance that such molds produce the product according to the appropriate specifications.

         The Company depreciates assets using the straight-line method over the estimated useful lives of the various classes of assets, as follows:

               Molds                                              5  to 10 years
               Building improvements                           8 to 31-1/2 years
               Machinery                                            5 to 7 years
               Office furniture and equipment                       3 to 5 years

         Expenditures for major renewals and betterments that extend the useful lives of property, plant and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

         Fair Value of Financial Instruments

         The carrying value of cash and cash equivalents, receivables, accounts payable and accrued expenses approximates fair value. In addition, the carrying value of all borrowings approximates fair value based on interest rates currently available to the Company.

         Accounting Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Reporting Comprehensive Income

         The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements

         Concentration of Risk

         The Company maintains its cash balances in a financial institution located in Southern California. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1998 and 1997, the combined uninsured portion of those balances held at the bank aggregated to $1,904,591 and $1,861,479, respectively. As of December 31, 1998, the Company also maintains $931,457 of investments classified as cash equivalents with an investment company. These investments are not insured.

         Reclassifications

         Certain prior year balances have been reclassified to conform with the current year presentation.

3.       Marketable Investments

The following is a summary of marketable investments (classified as available-for-sale) as of December 31, 1997:

                                           Gross         Gross        Estimated
                          Amortized     Unrealized    Unrealized     Fair Market
                            Cost           Gains        Losses          Value
                          ---------     ----------    ----------     -----------

         Mutual Funds      $668,267      $112,453      $(37,919)      $742,801

Proceeds from the sale of securities available-for-sale during the year ended December 31, 1998 and 1997 amounted to $915,808 and $348,167, respectively. The related realized gain recognized from the sale of these securities amounted to $244,461 and 7,632, respectively.

During the year ended December 31, 1998, the Company sold all of its available-for-sale securities. Proceeds from the sale of these securities were reinvested in money market funds and are classified as cash equivalents.

4.       Inventory

Inventory consists of the following:
                                         December 31,   December 31,
                                            1998           1997
                                         ------------   ------------

               Raw materials             $  440,101     $  468,497
               Work in process              639,032      1,160,421
               Finished goods               792,367        643,779
                                         ----------     ----------
                                         $1,871,500     $2,272,697
                                         ==========     ==========

5.       Property, Plant and Equipment

Property, plant and equipment consist of the following:

                                         December 31,   December 31,
                                            1998           1997
                                         ------------   ------------

               Molds                     $ 5,311,881    $ 4,922,766
               Building improvements       2,641,551      2,617,506
               Machinery                   7,673,871      7,073,593
               Office furniture and
                 equipment                 1,213,805       1,133,252
               Construction in progress      893,957         125,816
                                         -----------     -----------
                                          17,735,065      15,872,933
               Less - Accumulated
                 depreciation and
                 amortization              9,212,462       7,638,672
                                         -----------     -----------
                                         $ 8,522,603     $ 8,234,261
                                         ===========     ===========

Total property, plant and equipment includes fixed assets acquired under capital leases. As of December 31, 1998 and 1997, accumulated fixed assets acquired under capital leases were $1,512,672 and $992,043, respectively. Related accumulated depreciation for those assets totaled approximately $259,000 and $98,000 at December 31, 1998 and 1997, respectively.

6.       Notes Payable - Lines of Credit

The following is a summary of the Company's lines of credit:

                                                     December 31,   December 31,
                                                        1998           1997
                                                     ------------   ------------



        $500,000 line of credit, interest charged
          at the bank's reference rate (7.75
          percent at December 31, 1998) and
          expires May 2000.                            $     -        $     -

        $3,100,000 line of credit, interest charged
          at the bank's reference rate (7.75 percent
          at December 31, 1998) plus 0.125 percent
          and expires May 2000.                           454,466           -

        $2,000,000 (increased to $2,513,000 at
          August, 1998) line of credit,
          interest charged at the applicable
          treasury rate (4.53 percent at
          December 31, 1998) plus 2.6 percent and
          expires May 1, 1999.                               -           520,628

        $2,000,000 line of credit, interest charged
          at prime (8.50 percent at December 31,
          1997) and expired December 1997.  Balance
          converted to long-term notes subsequent
          to December 31, 1997.                              -           693,245
                                                       ----------     ----------
                                                       $  454,466     $1,213,873
                                                       ==========     ==========

Pursuant to the $3,100,000 line of credit above, the Company may convert outstanding balances to term notes. However, the balance outstanding under this line of credit plus the balance outstanding of the converted balances to notes may not exceed the $3,100,000 limit. As of December 31, 1998 and 1997, the remaining credit under this line of credit was $1,418,812 and $1,391,478, respectively. Similar to the $3,100,000 line of credit, the Company had the option of converting outstanding balances under the $2,000,000 line of credit (8.50 percent at December 31, 1997) to term notes. However, the balance outstanding under this line of credit plus the amount converted to term notes was not allowed to exceed the $2,000,000 limit.

Substantially all of the Company's equipment and leasehold improvements are pledged as collateral under these lines of credit, as is specific new equipment as purchased.

The Company and Kippartners, a related party (collectively referred to as the "co-borrowers"), are co-borrowers under the Company's loan agreements. The loans require that together, the co-borrowers maintain certain financial and nonfinancial covenants. Among other covenants, the co-borrowers are required to maintain a fixed charge coverage ratio and comply with capital expenditure and change in ownership limitations. As of December 31, 1998, the co-borrowers were in compliance with all covenants.

7.    Income Taxes

Effective April 1, 1988, the Company elected "S Corporation" status for income tax purposes. Under "S Corp" status, the stockholders separately account for the Company's items of income, deductions, losses and credits. However, the "S Corp" is liable for state income tax at 1.5 percent.

The Company qualifies for the California Manufacturers' Investment Credit which reduces its state income tax obligation. The credit is equal to 6 percent of the cost associated with acquiring or constructing qualified manufacturing property and equipment. The following is a summary of the provision for income taxes:

                                                  December 31,   December 31,
                                                     1998           1997
                                                  ------------   ------------

               Gross income tax                    $ 73,267       $ 62,098
               Less:  California Manufacturers'
                 Investment Credit used             (36,607)       (61,298)
                                                   --------       --------
               Net provision for income taxes      $ 36,660       $    800
                                                   ========       ========

For the year ended December 31, 1998 and 1997, the Company's effective tax rate has been substantially reduced due to usage of the California Manufacturers' Investment Credit.

8.       Retirement Plan

The Company maintains a 401(k) plan covering substantially all employees. The Company matches employee contributions to the 401(k) plan within prescribed monthly limitations. During the years ended December 31, 1998 and 1997, Company matching contributions were $155,845 and $142,624, respectively.

9.       Customer Deposits

The Company requires a deposit from customers for mold building. This deposit is based on a percentage of the sales price. Customer deposits are generally non-refundable.

10.      Significant Customers

Sales to two customers amounted to approximately 18 percent and 14 percent of total revenues for the year ended December 31, 1998 and 18 percent and 16 percent of total revenues for the year ended December 31, 1997.

11.      Long-Term Debt

Long-term debt consists of the following:
                                                     December 31,   December 31,
                                                        1998           1997
                                                     ------------   ------------

        7.87 percent variable (Prime plus
          1/8 percent) - secured by equipment.
          Payments of $12,665 plus accrued
          interest due monthly.  Debt matures
          December 2003.                             $  772,540     $  911,850

        9.37 percent fixed - secured by
          equipment.  Payments of $8,007
          including interest due monthly.
          Debt matures May 2007.                        557,973        599,627

        9.0 percent fixed - secured by
          equipment. Payments of $6,250
          including interest due monthly.
          Debt matures September 2007.                  453,072        485,685

        Various notes secured by equipment,
          with interest rates ranging from
          7.87 percent to 10 percent. As
          of December 31, 1998 and 1997,
          payments are approximately
          $29,000 and $61,000 per month,
          respectively, plus accrued
          interest and mature at various
          dates from April 1998 through
          January 2008                                1,078,642        850,539
                                                     ----------     ----------
                                                      2,862,227      2,847,701
        Less - Current portion                          526,809        628,819
                                                     ----------     ----------
                                                     $2,335,418     $2,218,882
                                                     ==========     ==========

As of December 31, 1998, scheduled maturities of long-term debt are as follows:

               Year ending December 31,
                 1999                                     $  526,809
                 2000                                        485,912
                 2001                                        362,962
                 2002                                        371,250
                 2003                                        361,355
                 Thereafter                                  753,939
                                                          ----------
                                                          $2,862,227
                                                          ==========

12.      Capital Lease Obligations

Capital lease obligations consist of the following:

                                                     December 31,   December 31,
                                                        1998           1997
                                                     ------------   ------------

        Various lease obligations on injection
          molds expiring from 2000 through
          2002. As of December 31, 1998 and 1997,
          obligations were payable monthly at
          $37,280 and $24,501, respectively,
          including interest.                       $1,038,801      $  852,240

                       Other                             7,516          10,674
                                                    ----------      ----------
                                                     1,046,317         862,914
        Less - Current portion                         377,201         236,141
                                                    ----------      ----------
                                                    $  669,116      $  626,773
                                                    ==========      ==========

The following is a schedule of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments:

               Year ending December 31,
                 1999                                       $  451,587
                 2000                                          437,828
                 2001                                          270,765
                 2002                                           12,778
                 2003                                             -
                 Thereafter                                       -
                                                            ----------
               Total minimum payments                        1,172,958
               Less - Amount representing interest             126,641
                                                            ----------
                   Present value of net minimum
                     lease payments                         $1,046,317
                                                            ==========

13.      Commitments and Contingencies

         Commitments

         As of December 31, 1998, scheduled future minimum rental payments required under operating leases are as follows:

               Year ending December 31,

                 1999                                       $  472,128
                 2000                                          300,000
                 2001                                          300,000
                 2002                                          300,000
                 2003                                          300,000
                 Thereafter                                     25,000
                                                            ----------
                                                            $1,697,128
                                                            ==========

         Contingencies

         Pursuant to certain sales contracts, the Company is obligated to indemnify and hold the purchaser harmless against any liability, damage, or expense resulting from third party actions claiming personal injury or property damage arising out of defects attributable to the Company or breach of warranty under the contract. Additionally, the Company guarantees that all products supplied to its customers are free from defects in materials in the applicable FDA registration. If the Company's products fail to conform, the purchaser may return the product for credit, refund or replacement.

14.      Related Party Transactions

         Related Party Receivable

         An affiliated entity owed the Company $263,789 at December 31, 1997. The balance was paid during the fiscal year ended 1998.

         Related Party Lease

         The Company leased a building from an affiliated entity under a month to month lease agreement. Lease payments were approximately $300,000 and $205,000 for the years ended December 31, 1998 and 1997, respectively.

         Stockholders' Compensation

         Total stockholders' compensation for the years ended December 31, 1998 and 1997 was $1,325,000 and $1,200,000, respectively, and is included in general and administrative expenses on the accompanying statements of income.

15.      Subsequent Event

         On January 13, 1999, the Company signed an agreement to be purchased. The purchase closed on January 22, 1999.